UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, Perry Stewart Ward resigned as Chief Financial Officer, Treasurer and Principal Financial Officer of Starwood Property Trust, Inc., a Maryland corporation (the “Company”), effective as of May 7, 2014.  On May 6, 2014, the Board of Directors of the Company appointed Rina Paniry to succeed Mr. Ward as the Company’s Chief Financial Officer, Treasurer and Principal Financial Officer, effective as of May 7, 2014.  The Company issued a press release on May 6, 2014 announcing this appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Paniry, age 40, will be employed by an affiliate of SPT Management, LLC, the Company’s external manager (the “Manager”).  Ms. Paniry has served as the Chief Financial Officer of LNR Property LLC, a wholly-owned subsidiary of the Company (“LNR”), since 2013 and prior to that served as Chief Accounting Officer of LNR since 2006.  Prior to joining LNR, Ms. Paniry spent 11 years at Deloitte & Touche in numerous roles.

There are no arrangements or understandings between Ms. Paniry and any other persons pursuant to which she was selected as Chief Financial Officer, Treasurer and Principal Financial Officer. There are also no family relationships between Ms. Paniry and any director or executive officer of the Company, and Ms. Paniry has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  See the information disclosed under the heading “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2014 for a description of certain relationships between the Company and the Manager.

In connection with Ms. Paniry’s appointment as Chief Financial Officer, Treasurer and Principal Financial Officer, Ms. Paniry received a grant under the Company’s  Equity Plan of 14,547 restricted shares of the Company’s common stock, with such shares vesting in equal quarterly installments over a three-year period beginning on June 30, 2014.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated May 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD PROPERTY TRUST, INC.

Dated: May 8, 2014	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

Exhibit Index

99.1	Press Release, dated May 6, 2014.